NEWS RELEASE

CATELLUS ANNOUNCES FOURTH QUARTER RESULTS
AND ANNUAL MEETING OF STOCKHOLDERS RECORD DATE

SAN FRANCISCO, CALIFORNIA (February 18, 2004)-Catellus Development Corporation (NYSE:CDX) today reported earnings per fully diluted share (“EPS”) for the fourth quarter of 2003 of $1.65, compared to $0.21 for the same period in 2002. EPS for the year ended December 31, 2003, was $2.30, compared to $1.01 for the same period in 2002.

Net income for the fourth quarter of 2003 was $171.2 million, compared to $20.9 million for the same period in 2002. Net income for the year ended December 31, 2003, was $234.8 million, compared to $100.7 million for the same period in 2002.

The extraordinary year-over-year increase in net income was due, in large part, to the reversal of certain deferred taxes associated with the company’s conversion to a real estate investment trust, or REIT. The per share numbers are affected by the stock portion of the earnings and profits dividend in the fourth quarter of 2003, resulting in a retroactive increase in shares outstanding in prior years. Without the effects of the REIT conversion, EPS would have increased 23 percent year-over-year.

“2003 was a great year for Catellus. We successfully completed our conversion from a C corporation to a REIT, which we believe will provide the best structure for continuing to grow shareholder value. We posted strong operating results, and we made significant progress toward monetizing our non-core assets, providing future capital to reinvest in our core industrial business,” said Nelson C. Rising, chairman and CEO of Catellus.

Rental Portfolio

•	For the fourth quarter of 2003, rental revenue less property operating costs, including equity in earnings of operating joint ventures, was $52.2 million, compared to $53.9 million for the same period in 2002. For the year ended December 31, 2003, rental revenue less property operating costs, including equity in earnings of operating joint ventures, was $219.0 million, compared to $204.2 million for the same period in 2002.

•	At December 31, 2003, the rental portfolio totaled 38.2 million square feet and was 95.2 percent occupied, compared to 95.3 percent at September 30, 2003, and 94.5 percent at year-end 2002.

•	As announced during the quarter, Toto USA, Inc., a wholly owned subsidiary of Toto Ltd., signed a 62-month lease for an existing 406,000 square foot building located at Ontario Pacific Distribution Center in Ontario, California.

•	Also announced during the quarter, TSA Stores Inc., a wholly owned subsidiary of The Sports Authority, Inc., signed a 123-month lease for a 616,500 square foot speculative development building at Kaiser Commerce Center in Fontana, California.

•	During the quarter, Catellus executed a lease for an 84,000 square foot speculative warehouse development in Portland, Oregon.

Development and Investment Activity

•	At December 31, 2003, Core Segment construction in progress was 4.3 million square feet, of which 3.3 million square feet will be added to Catellus’ rental portfolio upon completion; 58,000 square feet is build-to-suit-for-sale; and one million square feet is development for fee.

•	For the 3.3 million square feet under construction that will be added to Catellus’ rental portfolio upon completion, the projected total cost of development is $103.9 million. These buildings are 77 percent preleased and when fully leased are projected to yield a return on cost of 10.2 percent.

•	During the quarter, construction commenced on 1.9 million square feet in three projects: a 758,000 square foot speculative warehouse in San Bernardino County in Southern California, for which a lease for 100 percent of the space is out for signature; a 117,000 square foot expansion of an existing 240,000 square foot distribution facility leased to APL Logistics in Woodridge, Illinois; and a one million square foot fee development in Southern California.

•	During the quarter, construction was completed on a 200,000 square foot build-to-suit-for-sale development in Gresham, Oregon.

Urban, Residential & Other

•	During the year, Catellus made significant progress in monetizing assets in the Urban, Residential & Other Segment. The company realized $96 million, net of taxes and the continued investment required in that segment, while still leaving approximately $408 million of net book value remaining to be monetized.

•	Several significant residential land transactions contributed to the net $96 million monetized in 2003, including the previously announced redemption of a wholly owned subsidiary’s interest in Talega, a residential-community development project located in San Clemente, California, for a pre-tax gain of $41.9 million; and the divesture of Catellus’ interest in Vista Range in Denver, Colorado, for a pre-tax gain of $11.7 million.

•	During the year, Catellus executed three separate land transactions at two of its three urban projects for a total pre-tax gain of $15.7 million.

•	During the fourth quarter, Catellus sold 84,500 acres of desert land in seven transactions for a pre-tax gain of $14.7 million. Desert sales for the full year totaled $27.1 million, for a pre-tax gain of $23.0 million.

Annual Meeting of Stockholders Record Date

•	The record date for Catellus’ 2004 Annual Meeting of Stockholders is March 16, 2004. The meeting will be held on May 4, 2004, at 9:00 a.m. local time at the Palace Hotel in San Francisco, California. At the Annual Meeting, stockholders of record will be asked to elect the company’s directors and to vote upon any and all such other matters as may properly come before the Annual Meeting. The mailing of the proxy statement, Annual Report to Stockholders, voting materials, and meeting information will begin on or about April 1, 2004.

REIT Conversion

•	As previously announced, Catellus completed its conversion from a C corporation to a REIT, effective January 1, 2004.

•	As previously announced, during the fourth quarter, the company distributed a one time, special dividend of accumulated earnings and profits, as part of its REIT conversion. The stock issued in the E&P distribution was approximately 10.655 million shares, and the cash portion was approximately $100 million.

Supplemental Reporting Measure

•	The company provides a supplemental performance measure of Funds From Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), which Catellus believes provides a useful measure, along with GAAP net income, of its operating performance.

•	Additionally, the company provides FFO in two segments: Core Segment and Urban, Residential & Other Segment. The first segment, or Core Segment, reflects that part of Catellus’ business it expects will be ongoing and central to its future operations.

•	The second segment, or Urban, Residential & Other Segment, reflects the company’s urban and residential businesses, including residential lot development, urban development, and desert land sales, which the company intends to transition out of over time. This segment also includes REIT conversion costs, including third party costs, and the effects of the stock option exchange offer, which will continue for three years.

•	In presenting FFO prior to operating as a REIT (which began January 1, 2004), Catellus included “hypothetical tax savings” (including the tax effects of the REIT conversion) that would have occurred had it been a REIT during the periods presented.

•	FFO, including both segments as defined above, for the fourth quarter of 2003 was $77.5 million, compared to $41.0 million for the same period in 2002, and for the years ended December 31, 2003, and December 31, 2002, FFO was $209.0 million and $174.4 million, respectively.

•	Core Segment FFO for the fourth quarter of 2003 was $28.4 million, compared to $31.9 million for the same period in 2002. On a fully diluted per share basis, Core Segment FFO for the fourth quarter of 2003 was $0.27, compared to $0.32 for the same period in 2002. Core Segment FFO for the year ended December 31, 2003, was $138.0 million, compared to $134.8 million for the same period in 2002. On a fully diluted per share basis, Core Segment FFO for the year ended December 31, 2003, was $1.35, compared to $1.35 for the same period in 2002.

* * * * *

Catellus Development Corporation (NYSE: CDX) will host a conference call on Thursday, February 19, 2004, at 9:00 a.m. Pacific Time (10:00 a.m. Mountain, 11:00 a.m. Central, and noon Eastern) to discuss the fourth quarter results. To participate in the conference call, dial 800-884-5695 (domestic) or 617-786-2960 (international) and enter access code 64863687 prior to the beginning of the call. Access the live webcast of the conference call from the Investor Relations section of Catellus’ website at www.catellus.com. You may also access the live webcast through www.streetevents.com. The telephonic replay will be available through March 4, 2004, at 888-286-8010 (domestic) or 617-801-6888 (international) with the access code 90980546. The webcast replay will be available through February 19, 2005, from the Investor Relations section of Catellus’ website at www.catellus.com or at www.streetevents.com.

The fourth quarter 2003 Supplemental Financial Package will be available from our home page and the Investor Relations section of our website at www.catellus.com. These materials are also available by contacting Investor Relations at (415) 974-4500 or by sending an email to InvestorRelations@catellus.com.

Catellus Development Corporation is a publicly traded real estate development company that began operating as a real estate investment trust effective January 1, 2004. The company owns and operates approximately 38.2 million square feet of predominately industrial property in many of the country’s major distribution centers and transportation corridors. Catellus’ principal objective is sustainable, long-term growth in earnings, which it seeks to achieve by applying its strategic resources: a lower-risk/higher-return rental portfolio, a focus on expanding that portfolio through development, and the deployment of its proven land development skills to select opportunities where it can generate profits to recycle back into its business. More information on the company is available at www.catellus.com

Except for historical matters, the matters discussed in this release are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements about plans, opportunities, and development. We caution you not to place undue reliance on these forward-looking statements, which reflect our current beliefs and are based on information currently available to us. We do not undertake any obligation to publicly revise these forward-looking statements to reflect future events or changes in circumstances, except as may be required by law. These forward-looking statements are subject to risks and uncertainties that could cause our actual results, performance, or achievements to differ materially from those expressed in or implied by these statements. In particular, among the factors that could cause actual results to differ materially are: changes in the real estate market or in general economic conditions, including a worsening economic slowdown or recession; product and geographical concentration; industry competition; availability of financing and changes in interest rates and capital markets; changes in insurance markets; discretionary government decisions affecting the use of land, and delays resulting therefrom; changes in the management team; weather conditions and other natural occurrences that may affect construction or cause damage to assets; changes in income taxes or tax laws; liability for environmental remediation and changes in environmental laws and regulations; failure or inability of third parties to fulfill their commitments or to perform their obligations under agreements; failure of parties to reach agreement or definitive terms or to close transactions; increases in the cost of land and construction materials and availability of properties for future development; limitations on, or challenges to, title to our properties; risks related to the financial strength of joint venture projects and co-owners; changes in policies and practices of organized labor groups; shortages or increased costs of electrical power; other risks inherent in the real estate business; and acts of war, other geopolitical events and terrorists activities that could adversely affect any of the above factors. For further information, including more detailed risk factors, you should refer to Catellus Development Corporation’s annual report on Form 10-K/A for the fiscal year ended December 31, 2002, and its reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003, and September 30, 2003, filed with the Securities and Exchange Commission (“SEC”), as well as the proxy statement/prospectus filed with the SEC on August 15, 2003.

Contacts:
Margan Mitchell	Minnie Wright
Corporate Communications	Investor Relations
(415) 974-4616	(415) 974-46

CATELLUS DEVELOPMENT CORPORATION

CONSOLIDATED BALANCE SHEET

(In thousands)

(Unaudited)

	December 31, 2003	December 31, 2002
Assets
Properties	$2,498,015	$2,448,081
Less accumulated depreciation	(446,872)	(399,923)

	2,051,143	2,048,158
Other assets and deferred charges, net	292,312	273,853
Notes receivable, less allowance	119,202	44,947
Accounts receivable, less allowance	19,752	14,211
Assets held for sale	2,352	2,760
Restricted cash and investments	64,617	36,593
Cash and cash equivalents	45,931	274,927

Total	$2,595,309	$2,695,449

Liabilities and stockholders’ equity
Mortgage and other debt	$1,378,054	$1,500,955
Accounts payable and accrued expenses	157,036	117,493
Deferred credits and other liabilities	291,530	151,466
Liabilities associated with assets held for sale	2,296	3,233
Deferred income taxes	56,712	318,970
Minority interests	—	57,363

Total liabilities	1,885,628	2,149,480

Stockholders’ equity
Common stock - 102,724 and 110,817 shares issued at December 31, 2003 and 2002, respectively	1,039	1,108
Paid-in capital	489,143	531,362
Unearned value of restricted stock and restricted stock units	(22,720)	—
Treasury stock, at cost (23,647 shares at December 31, 2002)	—	(401,082)
Accumulated earnings	242,219	414,581

Total stockholders’ equity	709,681	545,969

Total	$2,595,309	$2,695,449

CATELLUS DEVELOPMENT CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Revenue
Rental revenue	$73,936	$71,779	$296,522	$263,809
Sales revenue	125,846	30,613	204,271	139,604
Management, development and other fees	1,228	1,437	11,129	7,088

	201,010	103,829	511,922	410,501

Costs and expenses
Property operating costs	(23,559)	(20,261)	(85,693)	(70,686)
Cost of sales	(69,240)	(19,938)	(119,664)	(89,661)
Selling, general and administrative expenses	(20,324)	(11,143)	(55,747)	(43,695)
Depreciation and amortization	(17,939)	(16,874)	(70,156)	(62,407)

	(131,062)	(68,216)	(331,260)	(266,449)

Operating income	69,948	35,613	180,662	144,052

Other income
Equity in earnings of operating joint ventures, net	1,699	1,439	6,898	8,277
Equity in earnings of development joint ventures, net	16,015	9,407	32,849	29,232
Gain on non-strategic asset sales	14,665	22	22,950	7,264
Interest income	1,836	2,031	7,294	9,871
Other	1,214	127	3,744	9,196

	35,429	13,026	73,735	63,840

Other expenses
Interest expense	(12,181)	(17,203)	(61,849)	(59,735)
REIT transition costs	(2,483)	—	(7,262)	—
Other	(1,934)	(844)	(2,541)	(2,021)

	(16,598)	(18,047)	(71,652)	(61,756)

Income before minority interests, income taxes, and discontinued operations	88,779	30,592	182,745	146,136
Minority interests	—	(1,526)	—	(6,106)

Income before income taxes and discontinued operations	88,779	29,066	182,745	140,030
Income tax benefit (expense)	80,485	(8,891)	45,516	(53,543)

Income from continuing operations	169,264	20,175	228,261	86,487

Discontinued operations, net of income tax:
Gain from disposal of discontinued operations	1,911	416	6,129	13,748
Income from discontinued operations	10	287	409	421

Net gain from discontinued operations	1,921	703	6,538	14,169

Net income	$171,185	$20,878	$234,799	$100,656

Income per share from continuing operations
Basic	$1.65	$0.21	$2.28	$0.89

Assuming dilution	$1.63	$0.20	$2.23	$0.86

Income per share from discontinued operations
Basic	$0.02	$—	$0.07	$0.14

Assuming dilution	$0.02	$0.01	$0.07	$0.15

Net income per share
Basic	$1.67	$0.21	$2.35	$1.03

Assuming dilution	$1.65	$0.21	$2.30	$1.01

Average number of common shares outstanding - basic	102,545	97,816	99,941	97,642

Average number of common shares outstanding - diluted	103,698	99,995	102,171	100,118

CATELLUS DEVELOPMENT CORPORATION

Reconciliation of Net Income to Funds from Operations

(In thousands, except per share data)

(Unaudited)

	Three Months ended December 31, 2003
	Core Segment	Urban/Res. & Other Segment	Consolidated
Net income	$121,896	$49,289	$171,185
Add depreciation	18,314	(145)	18,169
Less gain on property sales	(3,212)	—	(3,212)

FFO	136,998	49,144	186,142
Hypothetical tax benefit	(108,640)	—	(108,640)

FFO as adjusted for hypothetical tax benefit	$28,358	$49,144	$77,502

FFO as adjusted for hypothetical tax benefit per share:
Basic	$0.28	$0.48	$0.76

Assuming dilution	$0.27	$0.48	$0.75

Average number of common shares outstanding-basic	102,545	102,545	102,545

Average number of common shares outstanding-diluted	103,698	103,698	103,698

	Three Months ended December 31, 2002
	Core Segment	Urban/Res. & Other Segment	Consolidated
Net income	$12,046	$8,832	$20,878
Add depreciation	17,271	208	17,479
Less gain on property sales	(641)	—	(641)

FFO	28,676	9,040	37,716
Hypothetical tax savings	3,259	—	3,259

FFO as adjusted for hypothetical tax savings	$31,935	$9,040	$40,975

FFO as adjusted for hypothetical tax savings per share:
Basic	$0.33	$0.09	$0.42

Assuming dilution	$0.32	$0.09	$0.41

Average number of common shares outstanding-basic	97,816	97,816	97,816

Average number of common shares outstanding-diluted	99,995	99,995	99,995

CATELLUS DEVELOPMENT CORPORATION

Reconciliation of Net Income to Funds from Operations

(In thousands, except per share data)

(Unaudited)

	Twelve Months ended December 31, 2003
	Core Segment	Urban/Res. & Other Segment	Consolidated
Net income	$164,135	$70,664	$234,799
Add depreciation	70,318	284	70,602
Less gain on property sales	(10,364)	—	(10,364)

FFO	224,089	70,948	295,037
Hypothetical tax benefit	(86,082)	—	(86,082)

FFO as adjusted for hypothetical tax benefit	$138,007	$70,948	$208,955

FFO as adjusted for hypothetical tax benefit per share:
Basic	$1.38	$0.71	$2.09

Assuming dilution	$1.35	$0.70	$2.05

Average number of common shares outstanding-basic	99,941	99,941	99,941

Average number of common shares outstanding-diluted	102,171	102,171	102,171

	Twelve Months ended December 31, 2003
	Core Segment	Urban/Res. & Other Segment	Consolidated
Net income	$61,987	$38,669	$100,656
Add depreciation	62,880	935	63,815
Less gain on property sales	(25,742)	—	(25,742)

FFO	99,125	39,604	138,729
Hypothetical tax savings	35,653	—	35,653

FFO as adjusted for hypothetical tax savings	$134,778	$39,604	$174,382

FFO as adjusted for hypothetical tax savings per share:
Basic	$1.38	$0.41	$1.79

Assuming dilution	$1.35	$0.39	$1.74

Average number of common shares outstanding-basic	97,642	97,642	97,642

Average number of common shares outstanding-diluted	100,118	100,118	100,118

CATELLUS DEVELOPMENT CORPORATION

(In thousands and unaudited)

Rental revenue less property operating costs (including the portion from discontinued operations) and equity in earnings of operating joint ventures, net (as reflected in the accompanying statements of operations), is commonly used by shareholders, company management and industry analysts as a measurement of operating performance of the company's rental portfolio and is calculated as follows:

	Three Months ended December 31,		Twelve Months ended December 31,
	2003	2002	2003	2002
Rental revenue	$73,936	$71,779	$296,522	$263,809
Property operating costs	(23,559)	(20,261)	(85,693)	(70,686)
Equity in earnings of operating joint ventures, net	1,699	1,439	6,898	8,277
Rental revenue from discontinued operations	277	1,278	2,211	3,998
Property operating costs from discontinued operations	(151)	(313)	(899)	(1,243)

	$52,202	$53,922	$219,039	$204,155

Catellus Development Corporation

Reconciliation showing effects of REIT conversion on EPS

(in thousands, except per share data)

	Twelve Months Ended December 31,
	2003	2002
Net income	$234,799
Tax impact of REIT conversion	(118,896)
REIT transition costs, net of tax [a]	10,391

Adjusted net income	$126,294	$100,656

Adjusted net income per share	$1.24	$1.01

% increase	23%

Average number of common shares outstanding—diluted	102,171	100,118

[a]	The REIT transition costs above includes $7,262 of third party REIT conversion costs and $10,100 of REIT related G&A expense, net of tax.